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                                                                   Exhibit 10(k)

                             SEVERANCE PAY PLAN FOR
                      KEY EMPLOYEES OF CLEVELAND-CLIFFS INC
                      -------------------------------------


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                                TABLE OF CONTENTS
                                -----------------

                                                                                        Page
                                                                                        ----

1.       General Statement of Purpose...................................................  1
         ----------------------------

2.       Effective and Termination Dates................................................  1
         -------------------------------

3.       Definitions....................................................................  1
         -----------
         a.       Average Incentive Pay.................................................  1
                  ---------------------
         b.       Base Salary...........................................................  1
                  -----------
         c.       Change of Control.....................................................  1
                  -----------------
         d.       Committee.............................................................  2
                  ---------
         e.       Company...............................................................  2
                  -------
         f.       For Cause.............................................................  2
                  ---------
         g.       Incentive Pay.........................................................  2
                  -------------
         h.       Industry Service and Credited Years of Industry Service...............  2
                  -------------------------------------------------------
         i.       Key Employee..........................................................  2
                  ------------
         j.       Selected Affiliate....................................................  3
                  ------------------
         k.       Supplemental Retirement Plan or SRP...................................  3
                  -----------------------------------

4.       Eligibility Under This Plan....................................................  3
         ---------------------------

5.       Severance Compensation.........................................................  5
         ----------------------
         a.       Severance Pay.........................................................  5
                  -------------
         b.       Health and Life Benefits..............................................  5
                  ------------------------
         c.       Welfare Benefit Continuation Following Termination..................... 6
                  --------------------------------------------------
         d.       Stock Options, Restricted Stock and Performance Shares................. 7
                  ------------------------------------------------------
         e.       Outplacement Counseling ................................................7
                  -----------------------
         f.       Calculation............................................................ 7
                  -----------

6.       Supplemental Retirement Benefit Plan............................................ 7
         ------------------------------------

7.       Certain Additional Payments by Cleveland-Cliffs...............................   8
         -----------------------------------------------

8.       Mitigation..................................................................... 11
         ----------

9.       Timing of Separation Pay, etc.................................................. 11
         -----------------------------

10.      Confidentiality and Competitive Activity....................................... 12
         ----------------------------------------

11.      Release........................................................................ 12
         -------

12.      Legal Fees and Expenses........................................................ 13
         -----------------------

13.      Employment Rights.............................................................. 14
         -----------------

14.      Withholding of Taxes........................................................... 14
         --------------------

15.      Successors and Binding Effect.................................................. 14
         -----------------------------

16.      Governing Law.................................................................. 15
         -------------

17.      Validity....................................................................... 15
         --------

                                        i


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
                                                                                       Page
                                                                                       ----

18.      Captions....................................................................... 15
         --------

19.      Administration of Plan......................................................... 15
         ----------------------
         a.       In General............................................................ 15
                  ----------
         b.       Delegation of Duties.................................................. 15
                  --------------------
         c.       Regulations........................................................... 15
                  -----------
         d.       Claims Procedure...................................................... 16
                  ----------------
         e.       Revocability of Action................................................ 16
                  ----------------------
         f.       Execution of Receipt.................................................. 17
                  --------------------

                                       ii


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                             SEVERANCE PAY PLAN FOR
                      KEY EMPLOYEES OF CLEVELAND-CLIFFS INC
                (As Amended and Restated as of February 1, 1997)
                ------------------------------------------------

1. GENERAL STATEMENT OF PURPOSE. With the high level of corporate acquisition and restructuring activity over the past several years, employees are understandably concerned about their careers and their personal financial security. As a result, even rumors of acquisitions and restructuring cause employees to consider major career changes in an effort to assure financial security for themselves and their families.

         This Severance Pay Plan for Key Employees of Cleveland-Cliffs Inc (the "Plan") is designed to assure fair treatment of "Key Employees" (as defined below) in the event of a "Change of Control" (as defined below). In such circumstances, it would permit Key Employees to make critical career decisions in an atmosphere free of time pressure and financial uncertainty, increasing their willingness to remain with Cleveland-Cliffs Inc ("Cleveland-Cliffs") notwithstanding the outcome of a possible Change of Control transaction.

2. EFFECTIVE AND TERMINATION DATES. This Plan is a continuation of the severance plan originally effective as of February 1, 1992 (the "Effective Date"). The Plan will automatically terminate on January 31, 2000 (the "Termination Date") if there has been no Change of Control prior to such date.

3.       Definitions.
         ------------

         a. AVERAGE INCENTIVE PAY. The term "Average Incentive Pay" shall mean an amount which is the greater of (i) the average amount of Incentive Pay awarded to the Key Employee for the three calendar years immediately prior to the Key Employee's termination of employment, or (ii) the amount of the most recent award of Incentive Pay.

         b. BASE SALARY. The term "Base Salary" shall mean, with respect to each Key Employee, the annual base compensation of such Key Employee at the rate in effect immediately prior to the Change of Control, or at such higher rate as may be in effect immediately prior to the Key Employee's termination of employment, in each case including any portion of the Key Employee's annual base compensation the receipt of which the Key Employee has elected to defer.

         c. CHANGE OF CONTROL. The term "Change of Control" shall mean the occurrence of any of the following events:

                  (i) Cleveland-Cliffs shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Cleveland-Cliffs as the same shall have existed immediately prior to such merger or consolidation;


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                                                                               2

                  (ii) Cleveland-Cliffs shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of Cleveland-Cliffs as the same shall have existed immediately prior to such sale or transfer;

                  (iii)    A person, within the meaning of Section 3(a)(9) or of
                           Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly or indirectly); or

                  (iv) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of Cleveland-Cliffs who are Directors of Cleveland-Cliffs on the date of the beginning of any such period.

         d. COMMITTEE. The term "Committee" shall mean the Compensation and Organization Committee of the Board of Directors of Cleveland-Cliffs.

         e. COMPANY. The term "Company" shall mean, with respect to a Key Employee, Cleveland-Cliffs or the Selected Affiliate which pays such Key Employee's compensation.

         f. FOR CAUSE. The term "For Cause" shall mean an act that is materially inimical to the best interests of the Company and that constitutes on the part of the Key Employee common law fraud, a felony, or other gross malfeasance of duty.

         g. INCENTIVE PAY. The term "Incentive Pay" shall mean the annual compensation and awards allocated to a Key Employee pursuant to any incentive compensation plans and arrangements of the Company including, but not limited to, the Incentive Bonus Plan and the 1992 Incentive Equity Plan.

         h. INDUSTRY SERVICE AND CREDITED YEARS OF INDUSTRY SERVICE. The term "Industry Service" shall mean professionally related service, prior to the Key Employee's employment by the Company, by a Key Employee as an employee within the iron and steel industry or an industry to which such Key Employee's position with the Company relates. A Key Employee shall be given credit for one year of Industry Service for every two years of service with the Company, as designated in the case of each Key Employee in writing by, or in minutes of the actions of, the Committee, and such years of credited Industry Service shall be defined as "Credited Years of Industry Service".

         i. KEY EMPLOYEE. The term "Key Employee" shall mean any employee of the Company who, at the time of the Change of Control, holds a position as (i) a Senior Vice President, Vice President or Secretary of Cleveland-Cliffs, or (ii) a mine manager. Notwithstanding the foregoing, employees who would otherwise be Key Employees shall not be Key Employees for purposes of this Plan if they have entered into an Employment Agreement or similar arrangement with the Company providing for the payment of severance compensation in specified circumstances following a Change of Control. In addition, Key Employee shall include such other employees of the Company as shall be designated in writing by, or in minutes of the actions of, the Committee.

         j. SELECTED AFFILIATE. The term "Selected Affiliate" means (i) any corporation in an unbroken chain of corporations beginning with Cleveland-Cliffs if each of the corporations other than the last corporation in the chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in one of the other corporations, or (ii) any partnership or joint venture in which one or more of such corporations is a partner or venturer, each of which shall be selected by the Committee.

         k. SUPPLEMENTAL RETIREMENT PLAN OR SRP. The term "Supplemental Retirement Plan" or "SRP" shall mean the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (As Amended and Restated Effective January 1, 1997).

4.       Eligibility Under This Plan.
         ----------------------------

         a. Subject to the limitations described below, this Plan applies to Key Employees who are employed on the date that a Change of Control occurs. The Company reserves the right, at any time prior to the occurrence of a Change of Control, to amend, modify, change or terminate this Plan with or without notice or any liability to Key Employees. This Plan shall not be amended, modified, changed or terminated after the occurrence of a Change of Control without the written consent of each Key Employee.

         b. A Key Employee will be eligible for Severance Compensation and other benefits under this Plan if, within three years after the occurrence of a Change of Control (the "Severance Protection Period"):

                  (i) The Key Employee's employment with the Company is terminated by the Company other than For Cause.

                  (ii) The Key Employee voluntarily terminates his or her employment with the Company following the occurrence of any of the following events:

                           (A) The failure to elect, re-elect or otherwise maintain the Key Employee in the office or position in the Company which the Key Employee held immediately prior to the Change of Control;

                           (B) (I) A reduction in the aggregate of the Key Employee's Base Salary and Incentive Pay received from Cleveland-Cliffs, or a reduction in the Key Employee's opportunities for Incentive Pay (including, but not limited to, a reduction in the target bonus percentage or target award opportunity (whether measured by number of performance shares or management objectives) provided by Cleveland-Cliffs, or (II) a reduction or termination of any benefits described in
                                    Section 5.b. hereof to which the Key
                                    Employee was entitled immediately prior to the Change of Control, any of which is not remedied by Cleveland-Cliffs within ten calendar days after receipt by Cleveland-Cliffs of written notice from the Key Employee of such reduction or termination, as the case may be;

                           (C) A determination by the Key Employee (which determination will be conclusive and binding upon the Company provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change of Control, including without limitation a change in the scope of the business or other activities for which he or she was responsible immediately prior to the Change of Control, which has rendered the Key Employee substantially unable to carry out, has substantially hindered the Key Employee's performance of, or has caused the Key Employee to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Key Employee immediately prior to the Change of Control, which situation is not remedied within ten calendar days after written notice to Cleveland-Cliffs from the Key Employee of such determination;

                           (D) The liquidation, dissolution, merger, consolidation or reorganization of Cleveland-Cliffs or the transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Plan pursuant to Section 15 hereof;

                           (E) Cleveland-Cliffs relocates its principal executive offices, or the Company requires the Key Employee to change his or her principal location of work to any location which is in excess of 25 miles from the location thereof immediately prior to the Change of Control, or the Company requires the Key Employee to travel away from his or her office in the course of discharging his or her responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of him or her prior to the Change of Control, without, in any case, his or her prior written consent; or

                           (F) Without limiting the generality or effect of the foregoing, any material breach of its obligations under the Plan by the Company or any successor thereto.

5.       Severance Compensation.
         -----------------------

         a. SEVERANCE PAY. Each Key Employee who is terminated in accordance with Section 4.b. shall, within five business days after such termination:

                  (i) Receive severance pay from the Company in a lump sum payment (the "Severance Payment") in an amount equal to the present value (using a discount rate prescribed for purposes of valuation computations under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto or if no such rate is so prescribed, a rate equal to the then "applicable interest rate" under Section 417(e)(3)(A)(ii)(II) of the Code for the month in which such termination occurs (the "Discount Rate")) equivalent to:

                           (A) For a Key Employee who is a corporate officer of Cleveland-Cliffs at the senior vice presidential level or higher, the sum of his or her Base Salary plus his or her Average Incentive Pay multiplied by the lesser of (I) the number of years (with periods of less than a year expressed as the number of days remaining in a year divided by 365) remaining in the Severance Protection Period (but not less than one), or (II) two.

                           (B) For a Key Employee other than one described in subparagraph a.(i)(A) of this Section 5, the sum of his or her Base Salary multiplied by one plus his or her Average Incentive Pay multiplied by one.

                  (ii) Receive from the Company a lump sum payment (the "SRP Payment") in an amount equal to the sum of the future pension benefits (converted to a lump sum of actuarial equivalence) which the Key Employee would have been entitled to receive under the SRP, as the same may be further amended prior to a Change of Control and as modified by Section 6 hereof (assuming Base Salary at the rate in effect immediately prior to the termination of employment and Incentive Pay equivalent to the amount of Average Incentive Pay), if the Key Employee had remained in the full-time employment of the Company until the expiration of the third anniversary of the occurrence of the Change of Control.

                           The calculation of the SRP Payment and its actuarial equivalence shall be made as of the date the Key Employee is terminated. The lump sum of actuarial equivalence shall be calculated as of the third anniversary of the occurrence of the Change of Control using the assumptions and factors used in the SRP, and such sums shall be discounted to the date of payment using the Discount Rate.

                           Payment of the SRP Payment by the Company shall be deemed to be a satisfaction of all obligations of the Company to the Key Employee under the SRP.

         b. HEALTH AND LIFE BENEFITS. Each Key Employee who is terminated in accordance with Section 4.b., and his or her eligible dependents, will receive continued health and life insurance benefits as follows:

                  (i) A Key Employee described in Section 5.a.(i)(A) will be covered under the health and life insurance plans that covered him or her immediately before the date of termination until the earlier of (A) the expiration of the lesser of (I) the number of years (with periods of less than a year expressed as the number of days remaining in a year divided by 365) remaining in the Severance Protection Period (but not less than one year) or (II) two years, or (B) the date upon which the Key Employee becomes eligible for health and life insurance benefits as a result of subsequent employment. If the continued health coverage under this clause (i) is provided through participation in the Company's group health plan, then following such period of continued health coverage, the Key Employee will be eligible to elect to continue, for himself or herself and his or her eligible dependents, health benefits in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                  (ii) A Key Employee described in Section 5.a.(ii)(B) will be covered under the health and life insurance plans that covered him or her immediately before the date of termination until the earlier of (A) the expiration of the first anniversary of the date of termination, or (B) the date upon which the Key Employee becomes eligible for health and life insurance benefits as a result of subsequent employment. If the continued health coverage under this clause (ii) is provided through participation in the Company's group health plan, then following such period of continued health care coverage, the Key Employee will be eligible to elect to continue, for himself or herself and his or her eligible dependents, health benefits in accordance with the provisions of COBRA.

         c. WELFARE BENEFIT CONTINUATION FOLLOWING TERMINATION. Each Key Employee who is terminated in accordance with Section 4.b. hereof shall, upon the earlier to occur of (i) the date upon which the Key Employee would have otherwise reached 30 years of continuous service with the Company but for his or her termination of employment after the Change of Control, or (ii) the date upon which the sum of the Key Employee's years of continuous service with the Company that the Key Employee would have attained as of the third anniversary of the Change of Control (but for his or her termination of employment) and the Key Employee's Credited Years of Industry Service (as defined in Section 3.h. hereof) is equal to 30 years, receive the following post-retirement welfare benefits:

                  (A) medical, hospital, surgical and prescription drug coverage, equivalent to that furnished on February 1, 1992 by the Company to officers who retire after January 1, 1990 for the lifetime of the Key Employee and the lifetime of his or her spouse, and to the Key Employee's eligible dependents for their periods of eligibility, through insurance or otherwise;

                  (B) life insurance on the Key Employee, to the Key Employee for his or her lifetime, equivalent to that furnished on February 1, 1992 by the Company to officers who retire after January 1, 1990; and

                  (C) without otherwise limiting the purposes or effect of this Section 5.c. hereof, welfare benefits payable to the Key Employee or his or her spouse or dependents pursuant to this Section 5.c. shall be reduced to the extent comparable welfare benefits are payable pursuant to Section 5.b. hereof (other than through COBRA) or are actually received by the Key Employee or his or her spouse or dependents from another employer of the Key Employee.

         d. STOCK OPTIONS, RESTRICTED STOCK AND PERFORMANCE SHARES. Upon a Key Employee's termination in accordance with Section 4.b.,
                  (i) all stock options granted under the 1992 Incentive Equity Plan, or any successor plan or similar plan, shall be vested,
                  (ii) the restrictions on any restricted stock awarded under the 1992 Incentive Equity Plan, or any successor plan or similar plan, shall be released, and (iii) all performance share awards under the Long-Term Performance Share Program under the 1992 Incentive Equity Plan for which the measurement period has not yet expired shall be earned assuming management objectives have been met at the target level.

         e. OUTPLACEMENT COUNSELING. Each Key Employee who is terminated in accordance with Section 4.b. shall be reimbursed by the Company for reasonable expenses incurred for outplacement counseling (i) which are pre-approved by Cleveland-Cliffs Chief Human Resources Officer, (ii) which do not exceed 15% of the Key Employee's Base Salary, and (iii) which are incurred by the Key Employee within six months following such termination.

         f. CALCULATION. The calculation of all payments of compensation and other benefits to be provided to each affected Key Employee under this Plan (other than payments pursuant to Section 7 hereof) shall be made by Hewitt Associates ("Hewitt"), or such other actuarial firm selected by Cleveland-Cliffs' independent accountants and satisfactory to each affected Key Employee. The Company shall provide to such actuarial firm all information requested by such actuarial firm as necessary for or helpful to it to make the calculations hereunder.

6. SUPPLEMENTAL RETIREMENT BENEFIT PLAN. The Company hereby waives the discretionary right, at any time subsequent to the date of a Change of Control, to amend or terminate the SRP as to the Key Employee as provided in paragraph 8 thereof or to terminate the rights of the Key Employee or his or her beneficiary under the SRP in the event the Key Employee engages in a competitive business as provided in any plan or arrangement between the Company and the Key Employee, including but not limited to, provisions of paragraph 4 of the SRP, or any similar provisions of any such plan or arrangement or other plan or arrangement supplementing or superseding the same. The Company agrees that in consideration for each Key Employee's continuing to perform services for the Company, this Section 6 shall constitute a "Supplemental Agreement", as defined in paragraph 1.K of the SRP, between the Company and each such Key Employee. If, within three years after the occurrence of a Change of Control, (1) the Company shall terminate the Key Employee's employment other than For Cause, or (2) the Key Employee shall terminate his or her employment pursuant to Section 4.b.(ii) hereof, for purposes of computing the Key Employee's period of continuous service and of calculating and paying his or her benefit under the SRP:

         a. The Key Employee shall be credited with years of continuous service at the time of his or her termination of employment with the Company (by death or otherwise) equal to the number of years of continuous service he or she would have had if he or she had continued his or her employment with the Company until the expiration of the third anniversary of the occurrence of the Change of Control, and had he or she attained his or her chronological age at the expiration of the third anniversary of the occurrence of the Change of Control. In addition, the Key Employee shall be eligible for a 30-year pension benefit based upon his or her years of continuous service as computed under the preceding sentence. The Key Employee shall be eligible to commence the 30-year pension benefit on the earlier of (i) the date upon which the Key Employee would have otherwise reached 30 years of continuous service with Cleveland-Cliffs and any Selected Affiliate but for his or her termination of employment after the Change of Control, or (ii) the date upon which the sum of the Key Employee's years of continuous service (as computed in the first sentence of this subparagraph a.) and his or her Credited Years of Industry Service (as defined in Section 3.h. hereof) is equal to 30 years.

         b. The Key Employee shall be a "Participant" in the SRP, notwithstanding any limitations therein.

         A copy of the SRP is attached to this Agreement as Exhibit A. The SRP is incorporated in all respects herein; provided, however, that the terms of this Agreement shall take precedence to the extent they are contrary to provisions contained in the SRP.

7.       Certain Additional Payments by Cleveland-Cliffs.
         ------------------------------------------------

         (a) Anything in this Plan to the contrary notwithstanding, in the event that it shall be determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Key Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right, phantom share right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered "contingent on a change in ownership or control" of Cleveland-Cliffs, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Key Employee shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); PROVIDED, HOWEVER, that no Gross-up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO"), or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Key Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up

                  Payment, the Key Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of Section 7(f), all determinations required to be made under this Section 7, including whether an Excise Tax is payable by the Key Employee and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by Cleveland-Cliffs to the Key Employee and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Key Employee in his sole discretion. The Key Employee shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both Cleveland-Cliffs and the Key Employee within 30 calendar days after the Key Employee's termination date, if applicable, and any such other time or times as may be requested by Cleveland-Cliffs or the Key Employee. If the Accounting Firm determines that any Excise Tax is payable by the Key Employee, Cleveland-Cliffs shall pay the required Gross-Up Payment to the Key Employee within five business days after receipt of such determination and calculations with respect to any Payment to the Key Employee. If the Accounting Firm determines that no Excise Tax is payable by the Key Employee, it shall, at the same time as it makes such determination, furnish Cleveland-Cliffs and the Key Employee an opinion that the Key Employee has substantial authority not to report any Excise Tax on his or her federal, state or local income or other tax return. As a result of the uncertainty in the application of
                  Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Cleveland-Cliffs should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that Cleveland-Cliffs exhausts or fails to pursue its remedies pursuant to Section 7(f) and the Key Employee thereafter is required to make a payment of any Excise Tax, the Key Employee shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both Cleveland-Cliffs and the Key Employee as promptly as possible. Any such Underpayment shall be promptly paid by Cleveland-Cliffs to, or for the benefit of, the Key Employee within five business days after receipt of such determination and calculations.

         (c) Cleveland-Cliffs and the Key Employee shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of Cleveland-Cliffs or the Key Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 7(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon Cleveland-Cliffs and the Key Employee.

         (d) The federal, state and local income or other tax returns filed by the Key Employee shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Key Employee. The Key Employee shall make proper payment of the amount of any Excise Payment, and at the request of

                  Cleveland-Cliffs, provide to Cleveland-Cliffs true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by Cleveland-Cliffs, evidencing such payment. If prior to the filing of the Key Employee's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Key Employee shall within five business days pay to Cleveland-Cliffs the amount of such reduction.

         (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 7(b) shall be borne by Cleveland-Cliffs. If such fees and expenses are initially paid by the Key Employee, Cleveland-Cliffs shall reimburse the Key Employee the full amount of such fees and expenses within five business days after receipt from the Key Employee of a statement therefor and reasonable evidence of his payment thereof.

         (f) The Key Employee shall notify Cleveland-Cliffs in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by Cleveland-Cliffs of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten business days after the Key Employee actually receives notice of such claim and the Key Employee shall further apprise Cleveland-Cliffs of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Key Employee). The Key Employee shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to Cleveland-Cliffs, and
                  (ii) the date that any payment of an amount with respect to such claim is due. If Cleveland-Cliffs notifies the Key Employee in writing prior to the expiration of such period that it desires to contest such claim, the Key Employee shall:

                  (i) provide Cleveland-Cliffs with any written records or documents in his or her possession relating to such claim reasonably requested by Cleveland-Cliffs;

                  (ii) take such action in connection with contesting such claim as Cleveland-Cliffs shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by Cleveland-Cliffs;

                  (iii) cooperate with Cleveland-Cliffs in good faith in order effectively to contest such claim; and

                  (iv) permit Cleveland-Cliffs to participate in any proceedings relating to such claim;

                  PROVIDED, HOWEVER, that Cleveland-Cliffs shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Key Employee, on an after-tax basis, for and against any Excise

                  Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 7(f), Cleveland-Cliffs shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 7(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Key Employee may participate therein at his own cost and expense) and may, at its option, either direct the Key Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Key Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Cleveland-Cliffs shall determine; PROVIDED, HOWEVER, that if Cleveland-Cliffs directs the Key Employee to pay the tax claimed and sue for a refund, Cleveland-Cliffs shall advance the amount of such payment to the Key Employee on an interest-free basis and shall indemnify and hold the Key Employee harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and, PROVIDED FURTHER, HOWEVER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Key Employee with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Cleveland-Cliffs' control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Key Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (g) If, after the receipt by the Key Employee of an amount advanced by Cleveland-Cliffs pursuant to Section 7(f), the Key Employee receives any refund with respect to such claim, the Key Employee shall (subject to Cleveland-Cliffs' complying with the requirements of Section 7(f)) promptly pay to Cleveland-Cliffs the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Key Employee of an amount advanced by Cleveland-Cliffs pursuant to Section 7(f), a determination is made that the Key Employee shall not be entitled to any refund with respect to such claim and Cleveland-Cliffs does not notify the Key Employee in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by Cleveland-Cliffs to the Key Employee pursuant to this
                  Section 7.

8. MITIGATION. A Key Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Plan by seeking other employment or otherwise.

9. TIMING OF SEPARATION PAY, ETC. Separation Pay and the Gross-Up Payment are not included as earnings for the purpose of calculating benefits under any employee benefit plan of the Company. The Separation Pay and the Gross-Up Payment shall not be made from any benefit plan funds, and shall constitute an unfunded unsecured obligation of the Company. Separation Pay and the Gross-Up Payment shall be paid in a lump sum on the date of termination or promptly thereafter. Upon the request of the Key Employee and at the option of the Company, Separation Pay may be paid in two equal installments with the first installment to be made at the time of termination, and the second installment to be made on the January 1st immediately after the date of termination. Separation Pay and the Gross-Up Payment shall be net of any income, excise or employment taxes which are required to be withheld from such payment.

10. CONFIDENTIALITY AND COMPETITIVE ACTIVITY. Payment of the severance pay and benefits set forth in Sections 5 and 6 hereof to a Key Employee is conditioned upon the Key Employee agreeing in writing with the Company that:

         a. All trade secrets, customer lists and other confidential business information are the exclusive property of the Company, and the Key Employee shall not at any time directly or indirectly reveal or cause to be revealed to any person or entity such trade secrets, customer lists and other confidential business information obtained as a result of the Key Employee's employment or relationship with the Company.

         b. For a period of 12 months from and after any termination of employment following a Change of Control, the Key Employee shall not become an officer, director, joint venturer, employee, consultant, 5-percent or more shareholder (directly or indirectly) of, or promote or assist (financially or otherwise), any entity which competes in any business in which the Company or any of its affiliates are engaged as of the date of the Change of Control. For this purpose, business is defined as the iron and steel industry. The provisions of this
                  Section 10.b shall, following a Change of Control, supersede and be in lieu of any similar provision in any other plan or agreement involving the Company or any of its affiliates and the Key Employee, whether now existing or hereinafter adopted or entered into, including, but not limited to, the SRP.

11. RELEASE. Payment of the severance pay and benefits set forth in Sections 5 and 6 hereof to a Key Employee is conditioned upon the Key Employee executing and delivering a release satisfactory to the Company releasing Cleveland-Cliffs and each Selected Affiliate from any and all claims, demands, damages, actions and/or causes of action whatsoever, which he or she may have had on account of the termination of his or her employment, including, but not limited to claims of discrimination, including on the basis of sex, race, age, national origin, religion or handicapped status (with all applicable periods during which the Key Employee may revoke the release or any provision thereof having expired), and any and all claims, demands and causes of action for retirement (other than under the Pension Plan for Salaried Employees of Cleveland-Cliffs Inc or under any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended)), severance or other termination pay, and because, pursuant to Section 5.a, the Key Employee is entitled to lump sum payments of Incentive Pay and benefits under the SRP, under the SRP and under the incentive compensation plans and arrangements of the Company described in Section 3.d. Such release shall not, however, apply to the ongoing obligations of the Company arising under this Plan, or rights of indemnification the Key Employee may have under Cleveland-Cliffs' Regulations or by contract or by statute.

12.      Legal Fees and Expenses.
         ------------------------

         a. It is the intent of the Company that no Key Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Key Employee hereunder. Accordingly, if it should appear to the Key Employee that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Key Employee the benefits intended to be provided to the Key Employee hereunder, the Company irrevocably authorizes the Key Employee from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent the Key Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company in any jurisdiction.

                  Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Key Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Key Employee agree that a confidential relationship shall exist between the Key Employee and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Key Employee as a result of the Company's failure to perform under this Plan or any provision hereof or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision hereof as aforesaid; or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.

         b. To ensure that the provisions of this Plan can be enforced by the Key Employee, a trust arrangement ("Trust No. 2") has been established between KeyTrust Company of Ohio, N.A., as Trustee ("Trustee"), and Cleveland-Cliffs. Trust Agreement No. 2 (Amended and Restated Effective June 1, 1997) ("Trust Agreement No. 2") dated June 12, 1997, as amended and/or restated, between the Trustee and Cleveland-Cliffs is attached as Exhibit B and shall be considered a part of this Plan and shall set forth the terms and conditions relating to payment under Trust Agreement No. 2 for attorneys' fees and related fees and expenses pursuant to Section 12.a. hereof owed by the Company. The Key Employee shall make demand on the Company for any payments due the Key Employee pursuant to Section 12.a. hereof prior to making demand therefor on the Trustee under Trust Agreement No. 2. Payments by such Trustee shall discharge the Company's liability under Section 12.a. hereof only to the extent that trust assets are used to satisfy such liability.

         c. Upon the earlier to occur of (i) a Change of Control or (ii) a declaration by the Board of Directors of Cleveland-Cliffs that a Change of Control is imminent, Cleveland-Cliffs shall promptly to the extent it has not previously done so, and in any event within five business days, transfer to the Trustee to be added to the principal of the Trust under Trust Agreement No. 2 the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) less any principal in such Trust as of the date of such transfer. Any payments of attorneys' and related fees and expenses by the Trustee pursuant to Trust Agreement No. 2 shall, to the extent thereof, discharge the Company's obligation hereunder, it being the intent of Cleveland-Cliffs that assets in such Trust be held as security for the Company's obligation under
                  Section 12.a. hereof. The Key Employee understands and acknowledges that the entire corpus of the Trust under Trust Agreement No. 2 will be $250,000 and that said amount will be available to discharge not only the obligations of the Company to the Key Employee under Section 12.a. hereof, but also similar obligations of the Company to other employees under similar provisions.

13. EMPLOYMENT RIGHTS. Nothing expressed or implied in this Plan shall create any right or duty on the part of the Company or the Key Employee to have the Key Employee remain in the employment of the Company at any time prior to a Change of Control. The Key Employee is an employee at will, and following a Change of Control the Company may terminate him or her at any time for any reason if the Company pays the Severance Compensation provided for under Section 5 of this Plan.

14. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

15.      Successors and Binding Effect.
         ------------------------------

         a. The Company shall require any successor, (including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise, and such successor shall thereafter be deemed the Company for the purposes of this Plan), to assume and agree to perform the obligations under this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, but shall not otherwise be assignable, transferable or delegable by the Company.

         b. The rights under this Plan shall inure to the benefit of and be enforceable by the Key Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         c. The rights under this Plan are personal in nature and neither the Company nor any Key Employee shall, without the consent of the other, assign, transfer or delegate this Plan or any rights or obligations hereunder except as expressly provided in this Section 15. Without limiting the generality of the foregoing, a Key Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this

                  Section 15, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         d. The obligation of the Company to make payments and/or provide benefits hereunder shall represent an unsecured obligation of the Company.

         e. The Company and each Key Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and each Key Employee hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of obligations under this Plan.

16. GOVERNING LAW. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

17. VALIDITY. If any provision of this Plan or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Plan and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

18. CAPTIONS. The captions in this Plan are for convenience of reference only and do not define, limit or describe the scope or intent of this Plan or any part hereof and shall not be considered in any construction hereof.

19.      Administration of Plan.
         -----------------------

         a. IN GENERAL. The Plan shall be administered by Cleveland-Cliffs, which shall be the plan administrator and named fiduciary under the Plan. Cleveland-Cliffs shall have the sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Key Employees or other persons, to resolve questions or disputes arising under the plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, Cleveland-Cliffs is hereby granted the authority (i) to determine whether a particular employee is a "Key Employee" under the Plan, and (ii) to determine whether a particular Key Employee is eligible for Severance Compensation and other benefits under the Plan.

         b. DELEGATION OF DUTIES. Cleveland-Cliffs may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Compensation and Gross-Up Payments, to a named administrator or administrators.

         c. REGULATIONS. Cleveland-Cliffs shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan.

         d. CLAIMS PROCEDURE. Cleveland-Cliffs shall determine the rights of any employee of the Company to any Severance Compensation or a Gross-up Payment hereunder. Any employee or former employee of the Company who believes that he or she is entitled to receive Severance Compensation or a Gross-up Payment under the Plan, including other than that initially determined by Cleveland-Cliffs, may file a claim in writing with the Cleveland-Cliffs' Chief Human Resources Officer. Cleveland-Cliffs shall, no later than 90 days after the receipt of a claim, either allow or deny the claim by written notice to the claimant. If a claimant does not receive written notice of Cleveland-Cliffs' decision on his or her claim within such 90-day period, the claim shall be deemed to have been denied in full.

                  A denial of a claim by Cleveland-Cliffs, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                  (i)      the specific reason or reasons for the denial;

                  (ii) specific reference to pertinent Plan provisions upon which the denial is based;

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)     an explanation of the Plan's claim review procedure.

                  A claimant whose claim is denied (or his or her duly authorized representative) may, within 30 days after receipt of denial of his or her claim, request a review of such denial by Cleveland-Cliffs by filing with the Secretary of Cleveland-Cliffs a written request for review of his or her claim. If the claimant does not file a request for review with Cleveland-Cliffs within such 30-day period, the claimant shall be deemed to have acquiesced in the original decision of the Company on his or her claim. If a written request for review is so filed within such 30-day period, Cleveland-Cliffs shall conduct a full and fair review of such claim. During such full review, the claimant shall be given the opportunity to review documents that are pertinent to his or her claim and to submit issues and comments in writing and, if he or she requests a hearing, to present his or her case in person at a hearing scheduled by Cleveland-Cliffs. Cleveland-Cliffs shall notify the claimant of its decision on review within 60 days after receipt of a request for review. Notice of the decision on review shall be in writing. If the decision on review is not furnished to the claimant within such 60-day period, the claim shall be deemed to have been denied on review.

         e. REVOCABILITY OF ACTION. Any action taken by Cleveland-Cliffs with respect to the rights or benefits under the Plan of any employee shall be revocable by Cleveland-Cliffs as to payments or distributions not yet made to such person, and acceptance of

                  Severance Compensation or a Gross-up Payment under the Plan constitutes acceptance of and agreement to Cleveland-Cliffs making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him or her.

         f. EXECUTION OF RECEIPT. Upon receipt of any Severance Compensation or Gross-Up Payment hereunder, Cleveland-Cliffs reserves the right to require any Key Employee to execute a receipt evidencing the amount and payment of such Severance Compensation and/or Gross-up Payment.

                  IN WITNESS WHEREOF, the Company, pursuant to the order of its Board of Directors, has executed this Severance Pay Plan for Key Employees of Cleveland-Cliffs Inc (as Amended and Restated as of February 1, 1997) at Cleveland, Ohio, this 26th day of June, 1997

                                        CLEVELAND-CLIFFS INC

                                        By /s/ R.F. Novak
                                          --------------------------------------
                                             Vice President - Human Resources